Exhibit 99.1

CONTACT: Dave Farmer

508-293-7206

farmer_dave@emc.com

FOR IMMEDIATE RELEASE

ALFRED M. ZEIEN RESIGNS FROM EMC BOARD

HOPKINTON, Mass. – August 13, 2007 – EMC Corporation (NYSE:EMC), the world leader in information infrastructure solutions, today announced that Alfred M. Zeien, a member of its Board of Directors since 1999, has resigned for health reasons. Mr. Zeien, 77, is the retired Chairman and Chief Executive Officer of The Gillette Company.

Joe Tucci, EMC Chairman, President and Chief Executive Officer, said, “On behalf of EMC, I extend our utmost gratitude to Al for his unparalleled wisdom, dedication and guidance over the years. He will be sorely missed, and we wish him all the best.”

EMC also announced (see separate release) the election of Edmund “Ted” F. Kelly to its Board of Directors. Mr. Kelly is the Chairman, President and Chief Executive Officer of Liberty Mutual Group and fills the vacancy created by Mr. Zeien’s departure.

About EMC

EMC Corporation (NYSE: EMC) is the world’s leading developer and provider of information infrastructure technology and solutions that enable organizations of all sizes to transform the way they compete and create value from their information. Information about EMC’s products and services can be found at www.EMC.com. For more information about EMC’s corporate governance practices, visit www.EMC.com/about/governance.